UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)     December 29, 2003

                     INTERNATIONAL CARD ESTABLISHMENT, INC.
             ______________________________________________________
             (Exact name of Registrant as specified in its Charter)


            DELAWARE                   000-33129              95-4581903
____________________________          ____________       ______________________
(State or Other Jurisdiction          (Commission        (IRS Employer
       of Incorporation)              File Number)       Identification Number)

            300 Esplanade Drive, Suite 1950, Oxnard, California 93030
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code   800-400-0206


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 29, 2003, International Card Establishment, Inc., a Delaware corporation (the "Company") acquired all of the issued and outstanding stock of GlobalTech Leasing, Inc., a California corporation ("GTL") pursuant to a Plan and Agreement of Reorganization dated as of December 15, 2003, by and among GTL, the shareholders of GTL and the Company (the "Reorganization Agreement"). The terms and conditions of the Reorganization Agreement were based upon a binding Letter of Intent executed between the Company and GTL on January 15, 2003.

         Pursuant to the Reorganization Agreement, GTL became a wholly owned subsidiary of the Company and in exchange for the GTL shares, the Company issued 5,000,000 shares of its common stock to the shareholders of GTL. The 5,000,000 shares represent 28% of the Company's outstanding stock. There were a total of three GTL shareholders which received the 5,000,000 shares; Jonathan Severn, who is also the Chairman, President, Chief Financial Officer and Director of the Company; Charles Salyer, the President and Chief Executive Officer of GTL; and Aric Gastwirth. Charles Salyer will continue to serve as the President and Chief Executive Officer of GTL and was appointed as a director of the Company upon the closing of the Reorganization Agreement.

         Giving effect to the transaction, the Company has three wholly owned subsidiaries, International Card Establishment, Inc., a Nevada corporation ("ICE"), iNetEvents, Inc., a Nevada corporation and GlobalTech Leasing, Inc., a California corporation ("GTL").

         ICE is a rapidly growing provider of diversified products and services to the trillion dollar electronic transaction processing industry. All of the Company's offerings generate recurring revenues in the form of transaction fees, service fees, or finance charges.

         ICE's Merchant Card Services division, establishes "merchant accounts" for businesses that enable those businesses to accept credit cards, debit cards, and other forms of electronic payments from their customers; supplies the necessary card readers and other point-of-sale transaction systems; facilitates processing for the accounts; and, provides e-commerce solutions. Through its WorldWide Gift & Loyalty division, ICE also markets a proprietary "Smart Card"-based system that enables merchants to economically offer store-branded gift and loyalty cards--one of the fastest growing product categories in the industry. GTL is an equipment leasing firm that specializes in financing point-of-sale transaction systems.

         Although the ICE products and services address the needs of individual businesses that accept credit/debit cards and other electronic payments from

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their customers--referred to in the industry as "merchants"--the operations of both ICE and GTL are geared predominantly toward serving the needs of other service providers in the industry.

         Industry participants include, among others: thousands of independent agents and INDEPENDENT SALES ORGANIZATIONS (ISOs) that develop relationships with local businesses, set up MERCHANT ACCOUNTS through banks to enable those businesses to accept electronic payments--an activity referred to as "merchant acquiring"--facilitate the processing for those accounts (often through third-party PROCESSORS--see below), and supply the point-of-sale systems needed to transmit transaction data; ACQUIRING BANKS that, as members of the Visa and MasterCard Associations, sponsor ISOs that solicit MERCHANT ACCOUNT applications from businesses (either directly or via independent agents that work with the ISOs), grant the approvals needed to set up the MERCHANT ACCOUNTS, maintain the accounts, and receive all electronic transactions for those accounts for processing; ISSUING BANKS that issue credit/debit cards to consumers; and, third-party PROCESSORS that authorize individual purchases by consumers and administer the resulting electronic funds transfers between ISSUING BANKS and ACQUIRING BANKS to complete the transactions.

         ICE presently occupies a 9,500 square-foot leased office facility located at 300 Esplanade Drive, Suite 1950, Oxnard, California 93030. All executive and administrative functions, account management, tech support, customer services, and a majority of sales and marketing activities take place at this location.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements

         The audited financial statements of GTL for the periods ending December 31, 2001 and December 31, 2002, the pro forma combined for the fiscal year ended December 31, 2002, and the unaudited balance sheet and income statement for the period ended September 30, 2003 and pro forma combined financial statements for the period ending September 30, 2003, will be filed by amendment hereto.

         (b)      Exhibits

         Exhibit No.                Description
         ___________                ___________

           10.1                     Plan and Agreement of Reorganization


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    International Card Establishment, Inc.


Date:    December 31, 2003          By: /s/ JONATHAN SEVERN
                                       ____________________
                                            Jonathan Severn